ENGEX, INC.

44 Wall Street

New York, New York 10005

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 4, 2007

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To the Stockholders of Engex, Inc.:

The Annual Meeting of Stockholders of Engex, Inc. (the “Fund”) will be held on Thursday, January 4, 2007, at 4:00 P.M. at the offices of the Fund, 44 Wall Street, New York, New York, second floor.

The following subjects will be considered and acted upon at the Meeting:

(1)	Election of five Directors;

(2)	Ratification of the proposed Exchange Agreement between the Fund and J. Morton Davis; and

(3)	Ratification of the selection of Raich Ende Malter & Co. LLP as independent auditors of the Fund for the fiscal year ending September 30, 2007;

(4)	Transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Directors unanimously recommend the election as Directors of the nominees named in the Proxy Statement, and a vote FOR ratification of the proposed Exchange Agreement, and FOR ratification of the selection of the independent auditors. Stockholders of record at the close of business on November 17, 2006 will be entitled to vote at the Meeting and at any adjournments thereof.

By Order of the Board of Directors

David Nachamie,

Secretary

November 29, 2006

Please fill in, date and sign the Proxy Card for the shares of Engex, Inc. held by you and return it in the envelope provided so that your vote can be recorded whether or not you plan to attend. No postage is required if mailed in the United States.

ENGEX, INC.
44 Wall Street
New York, New York 10005

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PROXY STATEMENT

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This statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Engex, Inc. (the “Fund”), a Delaware corporation, of Proxies to be voted at the Annual Meeting of Stockholders to be held January 4, 2007 (the “Meeting”), and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated November 29, 2006. This proxy statement is being mailed to stockholders on or about November 29, 2006 and is accompanied by an Annual Report with respect to the Fund’s fiscal year ended September 30, 2006.

All Proxies that have been properly executed and received in time will be voted at the Meeting in accordance with the instructions thereon. Any stockholder executing a Proxy may revoke it in writing by execution of another Proxy or by any other legal method, including attending the Meeting and voting in person, at any time before the shares subject to the Proxy are voted at the Meeting. The Board recommends that shares be voted, and if no choice is specified on the Proxy the shares will be voted, FOR the election as Directors of the nominees hereinafter named, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting.

As of November 17, 2006, there were issued and outstanding 977,223 shares of the common stock, par value $.10 per share, of the Fund, which is the only class of capital stock of the Fund. Stockholders will be entitled to one vote for each share held. Only holders of record of such shares at the close of business on November 17, 2006, will be entitled to vote at the Meeting.

The Fund will pay the cost of preparing, assembling and mailing the materials in connection with solicitation of Proxies, and will reimburse brokers and other nominees for their reasonable expenses in connection therewith. In addition to solicitation by use of the mails, certain officers and Directors of the Fund and officers, directors and personnel of D.H. Blair Investment Banking Corp., a New York Stock Exchange member firm (“Investment Banking Corp.”), and American Investors Advisors, Inc. (the “Investment Adviser”), who will receive no compensation for their services other than their regular salaries, may solicit the return of Proxies personally or by telephone or telegraph.

ELECTION OF DIRECTORS

At the Meeting, five Directors are to be elected, each to hold office until the next Annual Meeting of Stockholders or until his respective successor shall have been chosen and qualified or until he has died, resigned or been removed. The following table sets forth the names of the nominees, all of whom are presently serving as Directors of the Fund. All of these nominees have agreed to serve if elected. The address of each nominee is: c/o Engex, Inc., 44 Wall Street, New York, NY 10005.

Name and Age	Position(s) Held with the Fund	Length of Time Served	Principal Occupation During Past 5 Years	Other Directorships Held in Public Companies
Directors Considered to be “Interested Persons”
J. Morton Davis, 78*	President and Director	Since 1968.	Chairman, President, Director and sole stockholder of Investment Banking Corp.; President, Chairman and CEO of the Investment Adviser.	None
Dov Perlysky, 44**	Director	Since 1999.	Managing member, Nesher, LLC (financial services) (November 1, 2002 to present); Vice President, Private Client Group at Laidlaw Global Securities (to October 31, 2002).	Pharma-Bio Serv, Inc.
Directors Considered to be Independent
Jerome Fisch, 80	Director	Since 1975.	Attorney.	None
Howard Spindel, 61	Director	Since 2004.	Senior Managing Director, Integrated Management Solutions (consulting).	None
Leonard Toboroff, 73	Director	Since 1993.	Vice President of Varsity Brands, Inc. (successor to Riddell Sports, Inc.) (sports equipment manufacturer and distributor).	Allis/Chalmers Energy Corp.
___________________

*
Mr. Davis is an “interested person” of the Fund by reason of his being an officer of the Investment Adviser. As a result of a position taken by the custodian of the Fund’s securities to the effect that certain securities held by the Fund were not acceptable to the custodian as collateral for Fund loans, Mr. Davis made certain loans from time to time to the Fund. These loans are unsecured and do not bear interest. They were made to obviate the need for the Fund to sell portfolio securities. The aggregate amount of the loans outstanding at the date hereof is $4,324,237.

**	Mr. Perlysky is an “interested person” of the Fund by reason of his being a member of the immediate family of Mr. Davis.

In the event that any nominee named above is unable to serve for any reason when the election occurs, the accompanying Proxy will be voted for such person or persons as the Board may recommend.

During the fiscal year ended September 30, 2006, there were four meetings of the Board. The Board does not have a nominating, compensation or other standing committee performing similar functions, and the Board generally does not accept nominations for Directors from stockholders. Given the size of the current Board and the current scope of the Fund’s operations, the Board believes that it is appropriate for the Fund not to have a standing nominating committee. In the event that it would become appropriate for the Fund to consider any Director nominees, other than nominees who are executive officers of the Fund or who are Directors standing for re-election, the full Board would participate in the deliberations. As noted above, Messrs. Davis and Perlysky are considered “interested persons” (as defined in the 1940 Act) of the Fund.

The Board has an Audit Committee, the members of which are Messrs. Spindel (Chairman), Fisch and Toboroff. Each member of the Audit Committee is “independent,” as that term is defined in Section 121(A) of the American Stock Exchange listing standards. The Committee’s authority and responsibilities are set forth in a written charter.

Among other things, the Committee is responsible for selecting and retaining the Fund’s independent auditors, evaluating the performance of independent auditors and the fees paid for services, obtaining from the auditors the necessary statements relating to independence and evaluating the auditor’s independence based on discussions with the auditors, reviewing and discussing with management and the auditors the audited financial statements, the auditor’s report, the management letter and the quality and adequacy of the Fund’s internal controls, and overseeing the relationship between the auditors and management in conducting the Fund’s annual audit. In carrying out its responsibilities, the Committee has reviewed and discussed the audited financial statements for the Fund for the fiscal year ended September 30, 2006 with management and, based on its review and discussions, has recommended to the Board that those audited financial statements be included in the Fund’s Annual Report. During the fiscal year ended September 30, 2006, there was one meeting of the Audit Committee.

The dollar ranges of securities beneficially owned by the Directors of the Fund* as of November 17, 2006, are as follows:

Name of Director	Dollar Range of Equity Securities Held in the Fund
J. Morton Davis	Over $100,000(1)
Dov Perlysky	Over $100,000(2)
Howard Spindel	None
Jerome Fisch	$1 - 10,000
Leonard Toboroff	None
* The Fund is comprised of only one portfolio and is not part of a “Family of Investment Companies” or a “Fund Complex.”

(1)
Includes 58,754 shares (approximately 6.2% of those outstanding) owned by Investment Banking Corp. (of which Mr. Davis is Chairman and sole stockholder), but does not include 167,429 shares (approximately 17.1% of those outstanding) owned of record by Rivkalex Corp., 100% of whose outstanding voting securities are owned by Mr. Davis’ wife, Mrs. J. Morton Davis, or the 108,304 shares of the Fund owned of record by Mrs. Davis (approximately 11.1% of those outstanding). Mr. Davis disclaims beneficial ownership of such additional shares. See also “PRINCIPAL STOCKHOLDERS” below.

(2)
Includes 109,500 shares (approximately 11.2% of those outstanding) owned by Kinder Investments LP (of which Mr. Perlysky is managing member of the general partner). Mr. Perlysky is the son-in-law of Mr. Davis.

No Independent Director or immediate family member of any Independent Director owns beneficially or of record an interest in the Investment Adviser or is any person directly or indirectly controlling, controlled by, or under common control with the Investment Adviser.

During the Fund’s fiscal year ended September 30, 2006, the Directors received the following compensation from the Fund (the Fund offers no retirement plan to the Directors):

Name of Director	Aggregate Compensation from the Fund
J. Morton Davis	-0-
Howard Spindel	$7,000
Jerome Fisch	$7,000
Dov Perlysky	-0-
Leonard Toboroff	$7,000

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulations thereunder, the Fund’s officers and Directors and persons owning more than 10% of the Fund's common stock are required to report their transactions in the Fund’s common stock to the Securities and Exchange

Commission, the American Stock Exchange and the Fund. Based solely on the Fund’s review of the copies of such reports that it has received, the Fund believes that, during fiscal year ended September 30, 2006, all filing requirements applicable to its Directors and officers were satisfied.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE FOR THE ELECTION OF
EACH NOMINEE TO THE BOARD

RATIFICATION OR REJECTION OF EXCHANGE AGREEMENT

At the Meeting, the stockholders will vote to approve the proposed Exchange Agreement substantially in the form attached hereto as Exhibit A, (the “Exchange Agreement”) between the Fund and its Director and President, J. Morton Davis.

Pursuant to the Exchange Agreement, the Fund will issue common stock to Mr. Davis in exchange for the retirement of its debt owed to Mr. Davis currently in the amount of $4,324,237 (the “Davis Loan”). The shares to be issued will be valued at the higher of (x) the closing price of the Fund’s common stock on the American Stock Exchange (“AMEX”) on the day before the signing of the Exchange Agreement (the “Closing”) or (y) the net asset value per share of the Fund’s common stock at the close of business on the day before the Closing, in order to give the Fund the benefit of the higher prevailing price. The Fund’s Board of Directors has approved the exchange transaction, and the Fund’s Audit Committee has approved the transaction subject to stockholder approval.

The Davis Loan was made several years ago because Quick & Reilly, Inc. (“Q&R”), an affiliate of the Fund’s then custodian Bank of America, decided that it was no longer willing to lend the Fund money against certain of its portfolio security positions. At that time, Q&R demanded repayment of a portion of an outstanding loan it had made to the Fund. Because the Fund believed it was unwise to liquidate portfolio securities at prices it could obtain in order to repay the loan, Mr. Davis advanced money to the Fund to repay the portion of the loan demanded by Q&R.

The Davis Loan was made without interest and without collateral. Although no question had been raised in a previous examination of the Fund, in the course of a Securities and Exchange Commission (“SEC”) examination of the Fund during the summer of 2006, the SEC requested that the Fund review the Davis Loan and explain why it should not be deemed a “senior security,” subject to the asset coverage requirements of Section 18 of the Investment Company Act of 1940. At this time, the Fund has been advised that, because of the SEC comment and because the Fund could not meet the asset coverage requirements under Section 18 in connection with the Davis Loan unless it liquidates portfolio securities, (which the Fund continues to view as undesirable at present prices), it is necessary to eliminate any question of the status of the Davis Loan as a senior security by repaying it.

Since the Exchange Agreement will substantially increase Mr. Davis’ 6.2% record and beneficial interest in the Fund, (34.4% inclusive of shares beneficially owned by Mr. Davis’ wife) if the Fund’s portfolio securities appreciate in value, he will be better off than if he had received cash in repayment of the Davis Loan. Conversely, if the Fund’s portfolio securities depreciate in value, Mr. Davis will be worse off financially than if he had received cash. The Fund considered the possibility of selling portfolio securities in order to repay the Davis Loan with cash instead of entering in to the Exchange Agreement. However, the Fund believes that approach would be unwise and not in the best interests of the Fund and its stockholders because it does not believe it is wise to sell portfolio securities at currently prevailing prices. The Fund therefore is proposing to issue the shares to Mr. Davis in cancellation of the Davis Loan pursuant to the Exchange Agreement.

All shares held by Mr. Davis and his wife will be voted in the same proportion as the votes of non-affiliated shares on the proposed transaction. Mr. Davis currently owns, beneficially and of record, 60,054 (6.2%) of the outstanding shares of the Fund. Mrs. Davis currently owns, beneficially and of record, 275,733 (28.2%) of the outstanding shares of the Fund. If the transaction is approved by the stockholders, Mr. Davis, together with Mrs. Davis, will own a larger controlling portion of the outstanding shares of the Fund and will be in a position to control the outcome of future issues to be voted on by the stockholders of the Fund.*  For example, if the closing price of the Fund’s shares on the AMEX on November 28 was $ 8.75; and if the Exchange Agreement was entered into on that day and if on that day the net asset value was $8.35 per share, Mr. Davis would receive 494,198 shares under to the Exchange Agreement and would own 554,252 shares, or 37.6 % of the outstanding shares, and together with his wife, would own 829,985 shares or (56.4%) as opposed to their current shareholdings of 335,787 (34.4%).

If the transaction is not approved by the stockholders, the Fund will need to consider alternative possibilities to repay the Davis Loan, including a possible rights offering; however, a rights offering would cause the Fund to incur substantial legal and accounting fees and it is not clear whether a significant number of stockholders would subscribe for additional shares in a rights offering.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE FOR
THE RATIFICATION OF THE EXCHANGE AGREEMENT

RATIFICATION OR REJECTION OF SELECTION
OF INDEPENDENT AUDITORS

The ratification or rejection of the selection by the Audit Committee of the Board of Raich Ende Malter & Co. LLP as the Fund’s independent auditors for the fiscal year ending September 30, 2007, is being submitted to stockholders. The Audit Committee, in carrying out its responsibilities under its Charter, met with representatives of Raich Ende to determine whether to select Raich Ende as the Fund’s independent auditors. During that meeting, the Committee discussed Raich Ende’s independence and was advised that Raich Ende had no direct or material indirect financial interest in the Fund. In addition, the Committee received from Raich Ende its written representations that

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*    For example, if the closing price of the Fund’s shares on the AMEX on November 28 was $ 8.75; and if the Exchange Agreement was entered into on that day and if on that day the net asset value was $8.35 per share, Mr. Davis would receive 494,198 shares under to the Exchange Agreement and would own 554,252 shares, or 37.6 % of the outstanding shares, and together with his wife, would own 829,985 shares or (56.4%) as opposed to their current shareholdings of 335,787 (34.4%).

it is independent. Raich Ende also advised the Committee that all professional services to be rendered by it with respect to its September 30, 2007 fiscal year audit would be furnished at customary rates and terms. Based on its determinations, the Committee selected Raich Ende as the Fund’s independent auditors for the fiscal year ending September 30, 2007. A representative of Raich Ende is expected to be available by telephone at the Meeting and will be given an opportunity to respond to questions and to make such other statements as he considers appropriate.

Raich Ende Malter & Co. LLP was the independent auditors of the Fund for the fiscal year ended September 30, 2006 and was the independent auditors that provided the financial statements for the fiscal year ended September 30, 2005. Eisner LLP had been approved, and the approval was ratified by stockholders, as the Fund’s independent auditors for the fiscal year ended September 30, 2005. On March 23, 2005, the Audit Committee, on behalf of the Fund, upon recommendation of Fund management, terminated the engagement of Eisner LLP. There were no disagreements between the Fund and Eisner. During the past two fiscal years, neither of the principal accountant’s reports on the financial statements of the Fund contained an adverse opinion or a disclaimer of opinion, and neither was qualified or modified as to uncertainty, audit scope, or accounting principles.

Audit Fees. Raich Ende billed the Fund $35,000 for professional services rendered for the audit of the Fund’s annual financial statements for the fiscal year ended September 30, 2006 and $36,000 for professional services rendered for the fiscal year ended September 30, 2005.

Audit-Related Fees. For the fiscal year ended September 30, 2006, Raich Ende billed the Fund $0 for assurance and related services that were reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported as audit fees above. For the fiscal year ended September 30, 2005, Raiche Ende billed the Fund $0 for these services.

Tax Fees. For the fiscal year ended September 30, 2006, Raich Ende billed the Fund and the Investment Adviser and its affiliates, in the aggregate $20,000 for services related to tax compliance, tax advice and tax planning. For the fiscal year ended September 30, 2005, Raiche Ende billed the Fund and the Investment Adviser and its affiliates, in the aggregate, $20,000 for these services.

All Other Fees. For the fiscal year ended September 30, 2006, Raich Ende billed the Fund and the Investment Adviser and its affiliates, in the aggregate, $0 for products and services other than those reported above. For the fiscal year ended September 30, 2005, Raich Ende billed the Fund and the Investment Adviser and its affiliates, in the aggregate, $0 for these products and services.

All non-audit services provided by Raich Ende to the Investment Adviser and its affiliates were considered by the Audit Committee of the Board of Directors of the Fund and determined to be compatible with maintaining Raich Ende’s or Eisner’s independence, as the case may be. No non-audit services were approved under pre-approval policies and procedures.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
 THE RATIFICATION OF THE SELECTION OF RAICH ENDE & MALTER CO. LLP AS
 INDEPENDENT AUDITORS FOR THE FUND

MANAGEMENT OF THE FUND

The Investment Adviser was organized in 1985 and serves as the investment adviser to the Fund pursuant to an Investment Advisory Agreement dated January 10, 1986 (the “Agreement”). The Agreement was approved by the Fund’s stockholders at a meeting held on February 19, 1986 and was last approved by the Board, including a majority of the Directors who were not “interested persons” of any party to the Agreement, by vote cast in person at a meeting held on December 22, 2004.

The Investment Adviser is wholly-owned by J. Morton Davis. Mr. Davis, President and Director of the Fund, is also President, Chief Executive Officer and Chairman of the Board of the Investment Adviser and President, Director and sole stockholder of Investment Banking Corp. See also the discussion of shares beneficially owned by Mr. Davis under “ELECTION OF DIRECTORS” above and “PRINCIPAL STOCKHOLDERS” below. David Nachamie, Secretary of the Fund, is also Senior Vice President, Treasurer and a Director of the Investment Adviser. Gilbert Jackson, Treasurer of the Fund, is also Controller of the Investment Adviser. The address of Investment Banking Corp., Mr. Davis, Mr. Nachamie and Mr. Jackson is 44 Wall Street, New York, New York 10005. The Investment Adviser maintains offices at the same address.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to any person (including for this purpose a “group” which consists of two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of the Fund) known to the Fund to be the beneficial owner of more than five percent (5%) of the Fund’s outstanding voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (November 17, 2006)	Percent of Class (November 17, 2006)
Common Stock (par value $.10)	J. Morton Davis 44 Wall Street 2nd Floor New York, N.Y. 10005	60,054(1)	6.2%
	Mrs. J. Morton Davis c/o Rivkalex Corp. 44 Wall St. 2nd Floor New York N.Y. 10005	275,733(2)	28.2%
	Kinder Investments LP c/o Dov Perlysky 8 Lakeside Drive West Lawrence, N.Y. 11559	109,500	11.2%
	Venturetek LP c/o David Selengut 370 Lexington Avenue New York, N.Y. 10017	112,000	11.4%

(1) Includes 58,754 shares owned of record by Investment Banking Corp. Does not include the shares to be acquired by Mr. Davis under the proposed Exchange Agreement with the Fund. See “APPROVAL OF EXCHANGE AGREEMENT” on page 5.
(2) Includes 167,429 shares owned of record by Rivkalex Corp., 100% of whose outstanding voting securities are owned by Mrs. Davis.

All of the Directors and officers of the Fund, as a group, currently own of record and beneficially 300 shares of the Fund (approximately 0.03% of those outstanding), in addition to which Mr. Davis beneficially owns 58,754 shares (approximately 6.2% of those outstanding) held by Investment Banking Corp., and Mr. Perlysky beneficially owns 109,500 shares (approximately 11.2% of those outstanding) held by Kinder Investments LP.

Investment Banking Corp., which holds 58,754 shares (approximately 6.2% of those outstanding), has informed the Fund that it intends to vote such shares in favor of all proposals submitted by Management and scheduled to come before the Meeting.

Mr. Davis disclaims beneficial ownership of all shares other than those held by D.H. Blair Investment Banking Corp. Mrs. Davis disclaims beneficial ownership of all shares other than those held by her personally and those held by Rivkalex Corp.

Mr. Davis and Mrs. Davis may be in a position to control the outcome of the Meeting and approval or rejection of the various proposals specified above if they act in concert.

If approved by the stockholders at the Meeting, Mr. Davis will acquire additional shares pursuant to the proposed Exchanges Agreement with the Fund, as further discussed in “APPROVAL OF EXCHANGE AGREEMENT” on page 5.

SUPPLEMENTAL INFORMATION

The executive officers of the Fund, each of whom serve at the pleasure of the Board, are as follows: J. Morton Davis (age 78), who has served as President of the Fund since its inception, and whose principal occupation is described above under “ELECTION OF DIRECTORS”; David Nachamie (age 78), who has served as Treasurer of the Fund from 1976 through 1993, as Secretary since January 7, 1981, and as Chief Compliance Officer since September 9, 2004, and whose principal occupation has been as Treasurer of Investment Banking Corp. since 1992 and who previously served as comptroller of D.H. Blair & Co., Inc. for 11 years; and Gilbert Jackson (age 44), who has served as Treasurer of the Fund since 1998 and also as Assistant Treasurer of the Fund from 1985 through 1998 and whose principal occupation for the past five years has been as Chief Financial Officer of Investment Banking Corp.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders wishing to send a communication to the Board (or to any particular Director or Directors) should submit the communication in writing, preferably by certified mail, return receipt requested, to the Board (or particular Director or Directors) at the address listed on the first page of this Proxy Statement.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Fund does not have a policy requiring Directors to attend the Fund’s Annual Meetings. All of the Director attended last year’s Annual Meeting, held on January 5, 2006.

VOTING INFORMATION

In order to hold the Meeting, a majority of the Fund’s shares entitled to vote must be present in person or represented by proxy. The election of the nominees indicated herein to the Board requires the affirmative vote of a plurality of the Fund’s shares present in person or represented by Proxy and entitled to vote. Ratification of the selection of independent auditors and of the Fund’s entry into the proposed Exchange Agreement each require the affirmative vote of the majority of the Fund’s shares present in person or represented by Proxy and entitled to vote.

Brokers holding shares for beneficial owners must vote those shares according to specific instructions they receive from the owners. If specific instructions are not received, however, brokers typically may vote the shares in their discretion, since, under Stock Exchange rules, brokers have discretionary authority to vote on certain routine matters, including the proposals set forth in this Proxy Statement. “Broker non-votes” and abstentions will be counted for purposes of determining whether a quorum is present. Abstentions are counted among the shares entitled to vote on a proposal, and therefore have the same effect as votes against a proposal. Broker non-votes are treated as shares that are not entitled to vote, and thus will not be counted in determining whether the proposal to ratify the Fund’s independent auditors has been approved.

In the event that a quorum is not present or that a quorum is present but sufficient votes in favor of a proposal have not been received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in order to permit further solicitation of proxies. The persons named as proxies will vote in favor of such an adjournment if they determine that such adjournment and additional solicitation is reasonable and in the interests of the Fund’s stockholders.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders wishing to have a proposal included in the Fund’s Proxy Statement for the Fund’s 2008 Annual Meeting must submit a written notice of the proposal, preferably by certified mail, return receipt requested, to the Fund at its address listed on the first page of this Proxy Statement so that the notice is received no later than July 31, 2007. The notice must contain information sufficient to identify the proposal and to establish that the stockholder beneficially owns shares that would be entitled to vote on the proposal. Stockholder proposals that are submitted in a timely manner will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposal is subject to limitations under the federal securities laws. Stockholder proposals not received by July 31, 2007 will not be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act.

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any matters to be presented for action at the Meeting other than those described above. Should other business properly be brought before the Meeting, the persons named in the Proxy have discretionary authority to vote in accordance with their best judgment.

                                                                                                EXHIBIT A

EXCHANGE AGREEMENT (this “Agreement”), dated as of November ___, 2006, is entered into by and between Engex, Inc. , a Delaware corporation (the “Company”), and J. Morton Davis, an individual residing at 7 Sutton Place South, Lawrence, New York 11559 and the President of the Company (the “Noteholder”).

RECITALS

The Noteholder is the holder of a non-interest bearing promissory note issued by the Company to the Noteholder, dated March 27, 2001 (the “Note”), having a present principal balance of $4,324,237 (the “Outstanding Indebtedness”), a copy of which is attached hereto as Exhibit A; and

The Company and the Noteholder have agreed to exchange the Note and the Outstanding Indebtedness (the “Exchange”) for shares (the “Shares”) of the Company’s Common Stock, par value $.10 per share (“Stock”).

NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Exchange; Delivery of Notes. The Noteholder hereby irrevocably agrees to deliver the Note to the Company for cancellation, at the Closing (as defined below). The Company hereby irrevocably agrees to issue and deliver to the Noteholder, at the Closing or as soon thereafter as practicable and upon receipt of the Note, a stock certificate (the “Certificate”) representing [_____] Shares of Stock a number to be determined by dividing Outstanding Indebtedness by the higher of (x) the closing price of the Company’s common stock on the American Stock Exchange on the day before the Closing or (y) the net asset value per share of one share of Stock at the close of business on the day before the Closing in exchange for the Note and the cancellation of all Outstanding Indebtedness.

2. Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of the Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036 simultaneously herewith. At the Closing, the Noteholder shall deliver to the Company the Note, and the Company shall deliver to the Noteholder the Certificate (or, in lieu thereof evidence that irrevocable instructions have been sent to the Company’s Transfer Agent providing for the issuance and delivery of the Certificate). The parties agree that upon the Closing of the Exchange, all Outstanding Indebtedness, including the Note, shall be cancelled and of no further force and effect and the issuance of the Stock in exchange for the Outstanding Indebtedness shall be in full and complete satisfaction of the Company’s obligations in respect thereof.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Noteholder as follows:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State Delaware with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it is engaged.

(b) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, and the Company has full power and authority to execute and deliver the Agreement and to perform its obligations hereunder.

(c) The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on the Company’s Semi-Annual Report dated March 31, 2006.

(d) Upon issuance of the Stock and cancellation of the Note and the Outstanding Indebtedness pursuant to the terms hereof, each share of Stock (i) shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of any and all security interests, liens, claims, encumbrances, pledges, options, taxes and charges of any kind or nature (collectively, “Liens”) and (ii) shall not be subject to my preemptive right, right of first refusal created by the Company, redemption right or similar right.

(e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Stock, do not and will not with or without the giving of notice or the passage of time or both: (i) violate or conflict with or result in a breach of or a right of termination by any person of any provision of, or constitute a default under, or create a Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to (A) the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or (B) any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Company or any of its subsidiaries or its assets may be bound or subject; (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which any of their properties and assets is subject; (iii) result in the loss or impairment of any approval, license, franchise, permit, legal privilege or legal right enjoyed or possessed by the Company or any of its subsidiaries; (iv) otherwise result in the creation of any Lien; or (v) require the consent or approval or authorization of or designation or filing with any government or governmental agency other than consents, approvals or filings which have been or will be made.

(f) Subject to the accuracy of the representations and warranties of the Noteholder contained in Section 4 hereof, the issuance of the Stock is (i) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and (ii) in compliance with all applicable Federal and state securities laws.

4. Representations, Warranties and Covenants of the Noteholder. The Noteholder represents and warrants to, and agrees with, the Company as follows:

(a) This Agreement has been duly executed and delivered by the Noteholder and constitutes the legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms.

(b)The Noteholder owns of record and beneficially, and has good and valid title to and the right to convey and deliver to the Company for cancellation, the Note, free and clear of any and all Liens.

(c) The Noteholder is familiar with the Company’s business, plans and financial condition, the terms of the offering and any other matters relating to the Exchange. The Noteholder has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the Noteholder in connection with the Exchange. The Noteholder understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks.

(d) The Noteholder is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.

(e) The Noteholder is acquiring the shares of Stock pursuant hereto for his own account, for investment, and not (i) in connection with the offer or sale of such shares of Stock, or any interest therein, to others, (ii) with a view to the distribution of such shares of Stock, or any interest therein, within the meaning of the Act and (iii) with a view to underwriting any such distribution, and the Noteholder agrees not to engage in conduct which may violate the registration requirements of the Act or any state securities laws. The Noteholder understands that the shares of Stock have not been registered under the Act or any state securities laws, and that the shares of Stock may not be transferred or sold unless such registration is then effective or an exemption from such registration is then available. The Noteholder acknowledges that the certificates representing the shares of Stock will bear appropriate legends restricting the transferability thereof.

5. Legend. The certificate representing the Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws): “THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR ENGEX, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT IS NOT REQUIRED.”

6. Miscellaneous.

(a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing or prior agreements among them, both written and oral, concerning such subject matter hereof, and may be modified only by a written instrument duly executed by the party to be charged.

(b) Except as otherwise specifically provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given on the earliest of: (A) receipt of such notice by the recipient; or (B) three (3) business days after such notice is deposited in certified mail, return receipt requested, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) business day after delivery of such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address (or facsimile number) as such party may designate by ten (10) days advance written notice to the other party:

If to the Company, to:        Engex, Inc.
              c/o D. H. Blair Investment Banking Corp.
              44 Wall Street
              New York, NY 10005
              Attn: Gilbert Jackson
              Facsimile: (212) 269-1438

If to the Noteholder, to:        Attn: J. Morton Davis
              c/o D. H. Blair Investment Banking Corp.
              44 Wall Street
              New York, NY 10005
              Facsimile: (212) 269-1438

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other party. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(d) Each party agrees from time to time to execute, deliver and file any and all other agreements, instruments or documents, and take any and all actions, reasonably requested by any other party to give full force and effect to, and carry out the intent of, this Agreement and the transactions contemplated hereby, provided that no party shall be obligated to incur any obligation, liability or commitment beyond those that are expressly provided for in this Agreement.

(e) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

(f) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each party hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated thereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(g) THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

ENGEX, INC.

By: ______________________
Name: Gilbert Jackson
Title: Treasurer

NOTEHOLDER:

______________________
Name: J. Morton Davis

Exhibit A to Exchange Agreement

DEMAND PROMISSORY NOTE

                                New York, New York
                                                        March 27, 2001

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS PROMISSORY NOTE UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

Engex Inc., a Delaware corporation whose address is 44 Wall Street, 2nd Floor, New York, New York 10005, (the “Borrower”) for value received, hereby promises to pay to the order of J. Morton Davis (“JMD”), whose address is 44 Wall Street, 2nd Floor, New York, New York 10005 the sums of all of the loans (the “Loans”) set forth on the schedule attached hereto as Exhibit A (the “Schedule”) or such lesser amount as shall then equal the outstanding principal amount of the Loans, on the terms and conditions set forth herein. The principal hereof shall be due and payable immediately upon demand from the Holder (as hereinafter defined). Payment for all amounts due hereunder shall be made in lawful money of the United States of America in immediately available funds by certified mail, return receipt requested, to the address of the Holder or by wire transfer to an account designated in writing by the Holder. The Borrower authorizes JMD to amend and supplement the Schedule from time to time as necessary to reflect any subsequent Loans.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the term “Holder” shall mean Davis or any subsequent holder of this Note.

2. Interest. No interest shall accrue on any Loan.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”):

(i) Default in payment of principal under this Note when due;

(ii) A material default by the Borrower in any obligation, or breach by the Borrower of any representation, warranty, covenant or agreement, set forth in any other document signed by the Borrower in connection with the issuance of this Note which is not cured or cannot be cured by the Borrower within ten (10) days after the Holder has given the Borrower written notice of such default;

(iii) Any default of the Borrower under any indebtedness or other obligations which aggregate at least $50,000 if such default is not cured by the Borrower before the earlier of (1) ten (10) days after the Holder has given such Borrower written notice of such default or (2) the obligee of such indebtedness or other obligation has made demand or notified the Borrower of any acceleration and in either case, any cure period has lapsed; or

(iv) The rendering of one or more judgments or orders against the Borrower for the payment of money exceeding any applicable insurance coverage by more than $50,000 in the aggregate, and either (1) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (2) there shall be any period of thirty consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(v) The institution by the Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property, or the taking of any action by it in furtherance of any such action; or

(vi) If, within sixty (60) days after the commencement of an action against the Borrower seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings thereunder affecting the property of the Borrower, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee or receiver for all or any substantial part of its property shall not have been vacated;

then, with the exception of an Event of Default specified in clauses (v) or (vi) above, the Holder of this Note may, by notice to the Borrower, declare the principal of this Note and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, whereupon the principal amount of this Note and all such amounts shall become and be immediately due and payable, and exercise any and all of its other rights under applicable law hereunder.

Upon the occurrence of an Event of Default specified in clauses (v) or (vi) above, the principal amount of this Note, all interest thereon and all other amounts payable hereunder shall thereupon and concurrently therewith become due and payable, all without any action by the Holder of this Note, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Note to the contrary notwithstanding.

4. Prepayment. The Borrower may at any time prepay in whole or in part the principal sum of this Note, without penalty or premium.

5. Representations. The Borrower represents and warrants to the Holder that: (i) this Note is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms; and (ii) the execution and delivery by the Borrower of this Note and the performance by the Borrower of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, or constitute a default under the Certificate of Incorporation or Bylaws of the Borrower or under any agreement to which the Borrower is a party or to which the Borrower or its assets may be bound or affected.

6. Waiver of Presentation, Demand, Etc. All parties now or hereafter liable with respect to this Note, whether Borrowers, guarantor, endorser or any other person hereby expressly waive presentment, demand of payment, protest, notice for demand of payment, protest and notice of nonpayment, or any other notice of any kind with respect thereto. No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder shall preclude or estop another or further exercise or any other right or remedy.

7. Defenses, Set-Offs, Counterclaims. The Borrower hereby agrees not to raise or interpose any defense, set-off or counterclaim of any kind or nature whatsoever it may have against the Holder in any action brought upon this Note and the Borrower acknowledges that it has no defense of any kind or nature to the enforcement of this Note or to the binding nature of the obligations represented hereby.

8. Amendments. No amendment, modification, alteration or change of any of the provisions of this Note shall be effective unless in writing signed by the Borrower and the Holder and only to the extent therein set forth.

9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding the body of law relating to conflict laws. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts located in New York County, New York in connection with any action or other proceeding relating to this Note or the transactions contemplated hereby.

10. Time of the Essence. Time is of the essence of this Note and in case this Note is collected by law or through an attorney at law or under advice therefrom, the Borrower agrees to pay all costs of collection including reasonable attorneys’ fees. The Holder shall be under no duty to exercise any or all of the rights and remedies given by this Note and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any person against whom the party has, to the knowledge of Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note against such person or otherwise discharge such person.

11. Severability. In the event that any term or provision of this Note shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, legality or enforceability of the remaining terms and provisions of this Note, which shall be enforced as if the unenforceable term or provision were deleted.

12. Consent to Service and Waiver of Jury Trial. The Borrower hereby consents to service of any notice, process, motion or other document in connection with any lawsuit or other proceeding arising out of or relating to this Note, by registered mail, return receipt requested, to its address set forth herein or such other address as the Borrower shall provide Holder in writing and the Borrower hereby waives any right to trial by jury in any such lawsuit or proceeding.

IN WITNESS WHEREOF, the undersigned has caused this Note to be issued as of the 27th day of March 2001.

ENGEX INC.

By: /s/ David Nachamie
       David Nachamie
       Secretary

Exhibit A to Note

Date of Loans	Principal Amount of Loans
03/27/01	$400,000
05/29/01	$1,150,000
06/12/01	$70,000
07/12/01	$200,000
07/18/01	$300,000
07/19/01	$38,000
08/30/01	$420,000
09/24/01	$1,500,000
10/02/01	$200,000

01/29/02	$100,000
02/05/02	$380,000
02/21/02	$375,000
03/27/02	$100,000
06/05/02	$71,000
06/10/02	$20,000
06/14/02	$1,199,431
06/20/02	$60,000
06/25/02	$72,000
06/26/02	$500,000
06/30/02	$49,400
07/03/02	$27,000
07/10/02	$90,000
07/15/02	$120,000
07/17/02	$90,000
07/30/02	$13,112
09/03/02	$26,000
12/10/02	$30,000
12/11/02	$680
12/19/02	$25,000

01/27/03	$80,000
01/30/03	$23,000
03/24/03	$20,000
03/24/03	$11,000
04/08/03	$19,174
08/07/03	$12,315
08/12/03	$50,000
08/13/03	$25,000
08/14/03	$15,000
09/02/03	$44,000
09/22/03	$57,896

12/11/03	$300
12/19/03	$40,000

07/08/04	$9,607
12/15/04	$1,297

01/13/05	$4,432
03/15/05	$1,480
03/15/05	$1,000
05/25/05	$38,000
06/15/05	$2,720
09/13/05	$2,720
11/22/05	$44,000

05/03/06	$40,000
06/19/06	$50,000

Engex, Inc.

44 WALL STREET

NEW YORK, NY 10005

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

ENGEX, INC.

PROXY--SOLICITED BY THE BOARD OF DIRECTORS (SEE OTHER SIDE)

The undersigned stockholder of ENGEX, INC. (“Fund”), a Delaware corporation, hereby appoints J. MORTON DAVIS, DAVID NACHAMIE and GILBERT JACKSON, and each of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of the Fund which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held on January 4, 2007 at 4:00 P.M. and at any adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares and the undersigned authorizes and instructs said proxies to vote as follows:

(continued and to be signed on reverse side)

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES NAMED HEREIN ON ALL OTHER MATTERS (INCLUDING, WITHOUT LIMITATION, ADJOURNMENTS) PROPERLY COMING BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE PROXY STATEMENT OF THE FUND, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE EXCHANGE AGREEMENT AND INDEPENDENT AUDITORS.

1. ELECTION OF DIRECTORS		2. RATIFICATION OF EXCHANGE AGREEMENT
FOR ALL NOMINEES listed below (Mark this box only if you are voting for all Nominees. Otherwise, mark the box to withhold authority.) [ ]	WITHHOLD AUTHORITY to vote for those nominees listed in the space provided below [ ]	FOR [ ] AGAINST [ ] ABSTAIN [ ]
J. Morton Davis, Jerome Fisch, Dov Perlysky, Howard Spindel and Leonard Toboroff		3. RATIFICATION OF THE SELECTION OF RAICH ENDE MALTER & CO. LLP, as the independent auditors for the fiscal year ending September 30, 2007
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.		FOR [ ] AGAINST [ ] ABSTAIN [ ]
_______________________________________________________________		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy may be revoked at any time before it is voted at the meeting.
PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
COMPANY ID:

____________________

PROXY NUMBER:

____________________

ACCOUNT NUMBER:

____________________

Signature___________________________________________ Signature________________________________________ Dated:________________________

Signature(s) should be exactly as name or names appearing on this proxy. If stock is held jointly, each holder should sign. If signing by attorney, executor, administrator, trustee or guardian, please give full title.